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                                                                  Exhibit 10.39

                                 VISTACARE, INC.

CONSULTANT NAME:    Perry G. Fine, M.D.
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CONSULTANT ADDRESS: 3230 Millcreek Rd.
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                    Salt Lake City, UT 84109
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TELEPHONE:          801-467-2944
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FACSIMILE:          801-486-82-8279
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EMAIL:              fine@aros.net
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                          CONSULTING SERVICES AGREEMENT

      This Consulting Services Agreement (this "Agreement") is made and entered into as of September 1, 2003 (the "Effective Date"), by and between VistaCare, Inc., a Delaware corporation (the "Company"), and the above named consultant, an individual with a place of business or residence at the above identified address ("Consultant").

      NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree:

      1. Consulting Services. Consultant hereby agrees to provide consulting services to assist the Company as Senior Medical Advisor. Consultant shall provide such consulting services and shall participate in such related activities as may be reasonably requested from time to time by the Company. In providing such consulting services, Consultant will:

            (a) Act as a liaison for the Company to clinical organizations such as NHPCO, Hospice Coalition, PGBA, CMS, AMA, AAHPM.

            (b) Assist with strategic planning regarding clinically-related initiatives as requested.

            (c) Provide consultation regarding difficult case management, ethical issues and medical-legal issues as requested.

            (d) Provide medical inservices and presentations to the VistaCare and medical communities as requested.

            (e) Provide such other related and similar consulting services as may be requested by the Company's Chief Executive Officer and/or Senior Vice President of Operations.
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      2.    Assignment of Projects. The priority of projects assigned to
Consultant will be determined in a manner established by the Company's Chief Executive Officer and Senior Vice President of Operations.

      3.    Consideration.

            (a) In consideration for the services provided by and agreements of Consultant hereunder, Consultant shall receive:

                  (1) An annual retainer of $60,000, paid in equal monthly
            installments, to be paid as of the first day of each month, commencing September 2003.

                  (2) Travel and other business related expenses will be paid in accordance with Company policy.

      4.    Confidential Information.

            (a) As used herein, the term "Confidential Information" shall mean any and all information of the Company that is not generally known by others with whom it competes or does business, or with whom it plans to compete or do business and any and all information which, if disclosed by the Company, would assist in competition against it. Confidential Information includes, without limitation, such information relating to (i) the development, research, testing, marketing and financial activities of the Company, (ii) the manner in which the Company operates, (iii) the costs, sources of supply, financial performance and strategic plans of the Company, (iv) the identity and special needs of the patients, referral sources or suppliers of the Company and (v) the people and organizations with whom the Company has business relationships. Confidential Information also includes comparable information that the Company has received belonging to others or that was received by the Company with an understanding that it would not be disclosed. Confidential Information shall not include any information that: (A) was or becomes generally known in the trade or business of the Company or Consultant through no act of Consultant; or (B) has come into the possession of Consultant from a third party who is under no obligation to the Company to maintain the confidentiality of such information.

            (b) As used herein, the term "Person" shall mean any natural person or any corporation, association, partnership, joint venture, company, business trust, trust, organization, business or government or any governmental agency or political subdivision of any government.

            (c) Consultant acknowledges that the Company continually develops Confidential Information, that Consultant may develop Confidential Information for the Company and that Consultant may learn of Confidential Information during the term of this Agreement. Consultant will comply with the policies and procedures of the Company for

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protecting Confidential Information and shall not at any time disclose to any
Person (except as required by applicable law or for the proper performance of Consultant's duties and responsibilities to the Company), or use for Consultant's own benefit or gain, any Confidential Information obtained by Consultant incident to Consultant's consultancy or other association with the Company. Consultant understands that this restriction shall continue to apply without limitation after this Agreement terminates, regardless of the reason for such termination.

            (d) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by Consultant, shall be the sole and exclusive property of the Company. Consultant shall safeguard all Documents and shall surrender to the Company upon termination of this Agreement, or at such earlier time or times as the Company's Chief Executive Officer or his designee may specify, all Documents then in Consultant's possession or control.

      5.    Restricted Activities.

            (a) Consultant agrees that some restrictions on Consultant's activities during and after the term of this Agreement are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company. During the term of this Agreement and for a period of one (1) year thereafter, Consultant shall not perform any services, either as a consultant, employee, investor or otherwise, which are similar to the services performed by the Consultant pursuant to this Agreement with or for any Person who competes or is planning to compete with any current, planned or reasonably foreseeable business, product or service of the Company. Acknowledging the strong interest of the Company in an undisrupted workplace, Consultant agrees that during the term of this Agreement and for a period of one (1) year thereafter, Consultant will not (i) hire or attempt to hire any employee or former employee of the Company or any of its affiliates for whom Consultant provided services, assist in such hiring by any Person or seek to persuade any employee of the Company or any such affiliates to discontinue employment or (ii) solicit or encourage any independent contractor or supplier providing services or products to the Company or any such affiliates to terminate or diminish its relationship with them. A former employee of the Company shall be a subject of this prohibition for one (1) year after such employee's employment with the Company has ceased.

      6. Enforcement of Covenants. Consultant acknowledges that Consultant has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 4 and 5 hereof. Consultant agrees that such restraints are necessary for the reasonable and proper protection of the Company and such restraints are reasonable in respect to subject matter, length of time and geographic area. Consultant further acknowledges that, were Consultant to breach any of the covenants contained in Sections 4 and 5 hereof, the damage to the Company would be irreparable and the Company

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will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of Consultant's obligations under Sections 4 and 5 and to obtain immediate injunctive relief.

      7. Relationship. In performing the services under this Agreement, Consultant shall be an independent contractor and not an employee of the Company. Consultant explicitly recognizes that the Company will withhold no tax payments and will provide no benefits to Consultant or its employees, if any, unless specifically agreed to in writing. Furthermore, Consultant agrees to provide its own workmen's compensation, except as provided by law, and to bear any and all risk that it and its employees, if any, might face during the period of Consultant's engagement with the Company. Nothing contained herein shall be construed as making Consultant the agent, employee joint venturer or partner of the Company or provide Consultant with the power or authority to bind the Company to any contract, agreement, arrangement or obligation, except as may be authorized by the Chief Executive Officer on a case-by-case basis.

      8. Termination. This Agreement may be terminated by the Company or Consultant upon 30 days' written notice with or without cause. The Company may terminate this Agreement immediately if (a) Consultant commits a breach of trust or act of dishonesty, fraud or gross negligence in connection with Consultant's performance of the services hereunder, (b) Consultant breaches any term of this Agreement or (c) Consultant engages in any willful and continuing non-performance or substandard performance of the services Consultant has agreed to perform.

      9. No Conflicts. By executing this Agreement, Consultant represents that (a) he has no conflicts of interest or relationships which would affect his ability to perform the services hereunder and (b) Consultant is not bound by any non-competition or similar agreement or arrangement that would prevent Consultant from performing the services hereunder.

      10. Assignment. Neither the Company nor Consultant may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of Consultant in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and Consultant, their respective successors, executors, administrators, heirs and permitted assigns.

      11. Severability. If any term or provision of this Agreement shall become or be declared illegal, invalid or unenforceable, such term or provision shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement, provided that if such deletion

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substantially affects or alters the commercial basis of this Agreement the parties shall negotiate in good faith to amend and modify the terms and provisions of this Agreement to give effect to the original intent of the parties.

      12. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to Consultant at Consultant's last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chief Executive Officer, or to such other address as either party may specify by notice to the other.

      13. Miscellaneous. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Consultant's engagement by the Company. This Agreement may be amended or modified only by a written instrument signed by Consultant and by an expressly authorized representative of the Company. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the state of Arizona, as such laws are applied to agreements entered into and to be performed entirely within the state of Arizona between Arizona residents, without reference to its laws governing conflicts of law. Each of the parties hereto agrees that any action at law or in equity arising out of or relating to this Agreement shall be filed only in state or federal court located in Phoenix, Arizona, and each party hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of such courts over any suit, action or proceeding arising out of this Agreement. The rights and obligations of the parties under Section 5 shall survive termination of this Agreement for any reason for the periods expressly stated therein. The rights and obligations of the parties under Section 3 and 4 shall survive without limitation after this Agreement terminates, regardless of the reason for such termination.

      IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by Consultant, as of the date first above written.

CONSULTANT                                                VISTACARE, INC.


/s/ Perry G. Fine                         By: /s/ Stephen Lewis
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Perry G. Fine, M.D.                          Name:  Stephen Lewis
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                                             Title: Sr. Vice President
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